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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 24, 2003

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                         NATURAL RESOURCE PARTNERS L.P.
             (Exact name of registrant as specified in its charter)

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
                 DELAWARE                               001-31465                           35-2164875
       (State or other jurisdiction                 (Commission File                     (I.R.S. Employer
    of incorporation or organization)                    Number)                       Identification No.)

        601 JEFFERSON, SUITE 3600
              HOUSTON, TEXAS                                                                  77002
 (Address of principal executive offices)                                                   (Zip code)
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       Registrant's telephone number, including area code: (713) 751-7507
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ITEM 5.  OTHER EVENTS.


Natural Resource Partners L.P. today announced an acquisition of Kentucky coal reserves and related interests for a purchase price of $18.8 million. The acquisition includes approximately 23 million tons of coal reserves, an additional royalty interest in approximately 5 million tons of coal reserves on contiguous property, and a wheelage fee on 10 million tons of coal. The acquisition will be funded through the partnership's credit facility.

These coal reserves are located in Perry, Letcher and Knott counties in Kentucky. As a result of the acquisition, NRP anticipates an incremental increase in coal royalty revenues of approximately $2.5 million to $2.7 million in the first year, increasing in the second year to approximately $3.3 million to $3.7 million.

NRP has filed the press release announcing the acquisition as Exhibit 99.1 to this Form 8-K.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.  Description

99.1         Press release dated November 25, 2003



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NATURAL RESOURCE PARTNERS L.P.
                                      (Registrant)

                                      By: NRP (GP) LP
                                          its General Partner

                                      By: GP Natural Resource Partners LLC
                                          its General Partner

                                          /s/ Wyatt L. Hogan
                                          --------------------------------------
                                          Wyatt L. Hogan
                                          Vice President and General Counsel

Dated: November 25, 2003



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                                  EXHIBIT INDEX


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
EXHIBIT
NUMBER            DESCRIPTION
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
99.1              Press release dated November 25, 2003
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